FOR IMMEDIATE RELEASE              FOR FURTHER INFORMATION CONTACT:
---------------------              --------------------------------
July 19, 2005                      Vito S. Pantilione, President and CEO
                                   Ernest D. Huggard, Senior Vice President, CFO
                                   (856) 256-2500

Parke Bancorp, Inc. Reports Increase in Second Quarter Income for 2005

         Washington Township, New Jersey - Parke Bancorp, Inc. (Nasdaq: PKBK), the newly-formed bank holding company for Parke Bank, announced net income of $904,014, or $0.35 diluted income per share, for the three months ended June 30, 2005 compared to net income of $655,307, or $0.26 diluted income per share, for the same period last year. This represents a 37.4% increase, which is largely attributable to an increase in net interest income to $2,591,577 for the three months ended June 30, 2005 compared to $1,792,543 for the three months ended June 30, 2004.

         Net income for the six months ended June 30, 2005 also rose, to $1,636,031, or $0.62 diluted income per share, compared to net income of $1,278,633, or $0.51 diluted income per share, a 28% increase over the same period last year.

         Total assets grew by $34,772,762, or 15.5%, to $259,112,325 at June 30,
2005 compared to $224,338,563 at December 31, 2004. This increase was primarily due to loan growth of $28,700,499, or 15.2%, to $217,307,489 at June 30, 2005
compared to $188,606,990 at December 31, 2004.

         Deposits increased by a robust $34,060,335, or 19.0%, to $213,645,346 at June 30, 2005, from $179,585,011 at December 31, 2004. Borrowings decreased by $2,049,303, or 10.1%, to $18,329,423 at June 30, 2005, from $20,378,726 at
December 31, 2004.

         Interest income increased $1,267,683, or 44.6%, to $4,106,809 for the three months ended June 30, 2005, compared to interest income of $2,839,126 for the same quarter in 2004. Interest expense increased $653,234, or 75.8%, to $1,515,232 for the three months ended June 30, 2005, compared to $861,998 for the same quarter in 2004 due to continued deposit growth coupled with an increase in interest rates.

         Non-interest income increased $173,865, or 120.2%, to $318,520 for the three months ended June 30, 2005, from $144,655 for the same quarter in 2004. The increase is primarily attributable to exit fees charged to certain borrowers.

         Non-interest expense increased $271,719, or 31.5%, to $1,134,510 for the three months ended June 30, 2005, from $862,791 for the same quarter in 2004. The increase is primarily attributable to the costs associated with the holding company reorganization.

         According to Parke Bancorp, Inc. President and CEO Vito Pantilione, the gains reflect the bank's continued overall growth, as well as the ongoing positive customer response to the bank's products and services.

         Parke Bancorp, Inc. is the bank holding company for Parke Bank which is a New Jersey-chartered commercial bank headquartered at 601 Delsea Drive, Washington Township, New Jersey, with additional branches in Northfield, New Jersey, and Washington Township. In addition, the Bank operates a loan production office in Philadelphia, Pennsylvania.

         Parke Bancorp, Inc. was incorporated in January 2005. It commenced operations on June 1, 2005 with the acquisition of Parke Bank. Comparisons to 2004 year-end and interim period financial data relate to the financial condition and results of operations of Parke Bank. Parke Bancorp maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey. It conducts its bank business through branch offices located in Northfield, New Jersey and two branch offices located in Washington Township, New Jersey. In addition, the bank opened a loan production office in Philadelphia in February 2004. Parke Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small to mid-sized businesses in Gloucester, Atlantic and Cape May Counties in New Jersey and the Philadelphia area in Pennsylvania. Parke Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). Parke Bancorp's common stock is traded on the Nasdaq Stock Market under the symbol "PKBK."


  SELECTED FINANCIAL CONDITION DATA

-------------------------------------- ------------------- -------------------- --------------
                                                     June              December
-------------------------------------- ------------------- -------------------- --------------
                                                     2005                2004     Change %
-------------------------------------- ------------------- -------------------- --------------
                                              (in thousands)      (in thousands)
-------------------------------------- ------------------- -------------------- --------------
Total assets                                      259,112              224,339      15.5%
-------------------------------------- ------------------- -------------------- --------------
Cash and cash equivalents                          12,598                1,802     599.1%
-------------------------------------- ------------------- -------------------- --------------
Investment securities                              20,370               24,590     (17.2%)
-------------------------------------- ------------------- -------------------- --------------
Loans receivable, net                             214,179              185,986      15.2%
-------------------------------------- ------------------- -------------------- --------------
Deposits                                          213,645              179,585      19.0%
-------------------------------------- ------------------- -------------------- --------------
Other borrowings                                   18,329               20,379     (10.1%)
-------------------------------------- ------------------- -------------------- --------------
Stockholders' equity                               25,046               22,829      9.8%
-------------------------------------- ------------------- -------------------- --------------


  SELECTED FINANCIAL RATIOS

--------------------------------------- ------------------ -------------------- --------------
                Three months ended                  June                June
--------------------------------------- ------------------ -------------------- --------------
                                                    2005                2004      Change %
--------------------------------------- ------------------ -------------------- --------------
Return on average assets                            1.45%                1.40%      3.6%
--------------------------------------- ------------------ -------------------- --------------
Return on average equity                           14.48%               12.55%      15.4%
--------------------------------------- ------------------ -------------------- --------------
Interest rate spread                                 4.0%                 4.1%     (2.45%)
--------------------------------------- ------------------ -------------------- --------------
Net interest rate margin                             4.4%                 4.4%      None
--------------------------------------- ------------------ -------------------- --------------
Efficiency ratio                                    39.0%                40.7%     (4.2%)
--------------------------------------- ------------------ -------------------- --------------



  SELECTED OPERATIONS DATA

-------------------------------------- ------------------- -------------------- --------------
            Three months ended                      June                June
-------------------------------------- ------------------- -------------------- --------------
                                                    2005                2004       Change %
-------------------------------------- ------------------- -------------------- --------------
                                             (in thousands)      (in thousands)
-------------------------------------- ------------------- -------------------- --------------
Interest and dividend income                        4,107                2,839      44.7%
-------------------------------------- ------------------- -------------------- --------------
Interest expense                                    1,515                  862      75.8%
-------------------------------------- ------------------- -------------------- --------------
   Net interest income                              2,591                1,977      31.1%
-------------------------------------- ------------------- -------------------- --------------
Provision for loan losses                             276                  185      49.2%
-------------------------------------- ------------------- -------------------- --------------
Net interest income after
-------------------------------------- ------------------- -------------------- --------------
   provision for loan losses                        2,316                1,793      29.2%
-------------------------------------- ------------------- -------------------- --------------
Non-interest income                                   319                  144     121.5%
-------------------------------------- ------------------- -------------------- --------------
Non-interest expense                                1,135                  863      31.5%
-------------------------------------- ------------------- -------------------- --------------
Income before income taxes                          1,500                1,074      39.7%
-------------------------------------- ------------------- -------------------- --------------
Provision for income taxes                            596                  419      42.1%
-------------------------------------- ------------------- -------------------- --------------
Net income                                            904                  655      38.0%
-------------------------------------- ------------------- -------------------- --------------

-------------------------------------- ------------------- -------------------- --------------
Basic income per share                                .40                  .31      29.0%
-------------------------------------- ------------------- -------------------- --------------
Diluted income per share                              .35                  .26      34.6%
-------------------------------------- ------------------- -------------------- --------------

-------------------------------------- ------------------- -------------------- --------------
Weighted shares - basic                             2,247                2,149
-------------------------------------- ------------------- -------------------- --------------
Weighted shares - diluted                           2,613                2,516
-------------------------------------- ------------------- -------------------- --------------

  ASSET QUALITY DATA

------------------------------------- -------------------- -------------------- --------------
                                             June               December
------------------------------------- -------------------- -------------------- --------------
                                             2005                 2004            Change %
------------------------------------- -------------------- -------------------- --------------
                                      (in thousands)       (in thousands)
------------------------------------- -------------------- -------------------- --------------
Allowance for loan losses                   3,129                2,621              19.3%
------------------------------------- -------------------- -------------------- --------------
Percentage of allowance for
------------------------------------- -------------------- -------------------- --------------
   Loan losses of total loans                 1.4%                 1.4%             None
------------------------------------- -------------------- -------------------- --------------
Non-accrual loans                             864                  241             258.5%
------------------------------------- -------------------- -------------------- --------------
Real estate owned                            None                 None              None
------------------------------------- -------------------- -------------------- --------------


         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Parke Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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